Exhibit 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, the undersigned Deborah M. Fretz, being, respectively, the President, Chief Executive Officer and the Principal Financial Officer, of Sunoco Partners LLC, the general partner of the registrant Sunoco Logistics Partners L.P., do each hereby certify that the registrant’s Annual Report on Form 10-K for the year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of Sunoco Logistics Partners L.P.

Date: February 23, 2007

/s/ DEBORAH M. FRETZ

Name: Deborah M. Fretz

Title: President, Chief Executive Officer

          and Principal Financial Officer

Date: February 23, 2007